Exhibit (a)(3)

                                [GRAPHIC OMITTED]
                                 Regency Centers

                     Regency Centers Reload Exchange Program
                                  Election Form
                    (California, Oregon and Texas Residents)




I, ____________________________________________________________ (please print), hereby acknowledge that I have received the Offer to Exchange Reload Rights for New Options or Stock Rights Awards and elect the following alternative.



         (Please place an "X" next to the alternative you choose. Choose only one alternative.)



         _____    Alternative 1      Exchange 100% of my reload rights for
                                     additional stock options



         _____    Alternative 2      Exchange 100% of my reload rights for a
                                     stock rights award



         _____    Alternative 3      No participation, retain my reload rights



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Signature


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Date

If you are married, your spouse must sign below as indicated; your failure to provide your spouse's signature constitutes your express representation and warranty to Regency Centers that either you are not married or your spouse has no community or other marital property rights in the reload rights or the associated stock options or stock rights award.

I am the spouse of the signatory above, and to the extent of any community property or other marital rights I may have in the reload rights or the stock options or stock rights award to which they relate, I hereby consent to the alternative chosen above.

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Signature

  Please return this form by 5 p.m. Eastern time, Friday, January 14, 2005 to:
                                  Jamie Conroy
                                 People Services
                           Regency Centers Corporation
                              121 W. Forsyth Street
                                    Suite 200
                           Jacksonville, Florida 32202
                            Facsimile: (904) 634-1505